REGISTRATION NO. 33-59491
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                              TECH-SYM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------
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            NEVADA                               3829                          74-1509818
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                            ------------------------
                             10500 WESTOFFICE DRIVE
                              HOUSTON, TEXAS 77042
                                 (713) 785-7790
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WENDELL W. GAMEL
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                              TECH-SYM CORPORATION
                             10500 WESTOFFICE DRIVE
                              HOUSTON, TEXAS 77042
                                 (713) 785-7790
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
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                                  COPIES TO:

  ANDREWS & KURTH L.L.P.                 J. RANKIN TIPPINS                 BAKER & BOTTS, L.L.P.
 4200 TEXAS COMMERCE TOWER                GENERAL COUNSEL                  3000 ONE SHELL PLAZA
   HOUSTON, TEXAS 77002                 TECH-SYM CORPORATION                  910 LOUISIANA
ATTN: THOMAS P. MASON, ESQ.            10500 WESTOFFICE DRIVE              HOUSTON, TEXAS 77002
      (713) 220-4200                    HOUSTON, TEXAS 77042         ATTN: J. DAVID KIRKLAND, JR., ESQ.
                                          (713) 785-7790                      (713) 229-1234

                             -------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and the conditions to consummation of the Merger have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [ ]
                              -------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 78.751 of the Nevada Business Corporation Act (the "Act") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Further, such Act provides that a corporation may indemnify any person was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is a fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    Section 35 of Tech-Sym's Bylaws provides, in general, that Tech-Sym shall indemnify its officers an directors to the fullest extent permissible under Nevada law.

    Tech-Sym provides liability insurance for each director or officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Tech-Sym. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  The following is a complete list of Exhibits filed as part of this
Registration Statement:
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
        EXHIBIT
- ------------------------
           2.1     --     Agreement and Plan of Merger dated as of May 11, 1995 (the "Merger Agreement"), among
                          Tech-Sym Corporation ("Tech-Sym"), CSD, Inc. ("CSD") and CogniSeis Development, Inc.
                          ("CogniSeis") (included as Appendix A to the Joint Proxy Statement/Prospectus included herein).

           3.1     --     Articles of Incorporation of Tech-Sym, as amended (filed as Exhibit 3(a) to Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

           3.3     --     Bylaws of Tech-Sym, as amended (filed as Exhibit 3(b) to Tech-Sym's Annual Report on Form
                          10-K for the year ended December 31, 1993 and incorporated herein by reference).

                                     II-1

           4.1     --     Amended and Restated Rights Agreement dated as of June 1, 1988, between Tech-Sym and
                          Continental Stock Transfer and Trust Company, as Rights Agent (filed as Exhibit 4(a) to
                          Tech-Sym's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

          *5.1     --     Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

          *8.1     --     Opinion of Baker & Botts, L.L.P. as to certain federal income tax matters.

         *23.1     --     Consent of Ernst & Young LLP, Independent Auditors

         *23.2     --     Consent of Independent Accountants

         *23.3     --     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

         *23.4     --     Consent of Baker & Botts, L.L.P. (included in Exhibit 8.1).

         *24.1     --     Powers of Attorney (included in Part II of this Registration Statement).

 * Filed herewith.

ITEM 22.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes as follows:

    (1) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (3) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request,

                                     II-2

and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

    (4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
                                     II-3

                                  SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 30th DAY OF MAY, 1995.

                                          TECH-SYM CORPORATION

                                          By:        J. RANKIN TIPPINS
                                               SECRETARY AND GENERAL COUNSEL

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED,
THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE
CAPACITIES AND ON THE DATES INDICATED.
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                   SIGNATURE                                    TITLE                           DATE
         ------------------------------         -------------------------------------       --------------
                       *
         ------------------------------         Chairman of the Board, President             May 30, 1995
                Wendell W. Gamel                and Chief Executive Officer;
                                                Director (Principal Executive
                                                Officer)
                       *
         ------------------------------         Vice President, Treasurer, Controller        May 30, 1995
                Ray F. Thompson                 and Chief Financial Officer
                                                (Principal Financial and Accounting
                                                Officer)
                       *
         ------------------------------         Vice President, Director                     May 30, 1995
                Coy J. Scribner

                       *
         ------------------------------         Director                                     May 30, 1995
                  W. L. Creech

                       *
         ------------------------------         Director                                     May 30, 1995
              A. A. Gallotta, Jr.

                       *
         ------------------------------         Director                                     May 30, 1995
           Christopher C. Kraft, Jr.

                       *
         ------------------------------         Director                                     May 30, 1995
                Robert E. Moore

                       *
         ------------------------------         Director                                     May 30, 1995
                Rollin J. Sloan

                       *
         ------------------------------         Director                                     May 30, 1995
                Joal A. Teresko

                       *
         ------------------------------         Director                                     May 30, 1995
                Charles K. Watt

    *By:      J. RANKIN TIPPINS
               Attorney in Fact
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                                     II-4

                               INDEX TO EXHIBITS
   EXHIBIT
   NUMBER                         IDENTIFICATION OF EXHIBITS
  ---------                       --------------------------
     2.1     --     Agreement and Plan of Merger dated as of May 11, 1995 (the
                    "Merger Agreement"), among Tech-Sym Corporation
                    ("Tech-Sym"), CSD, Inc. ("CSD") and CogniSeis Development,
                    Inc. ("CogniSeis") (included as Appendix A to the Joint
                    Proxy Statement/Prospectus included herein).

     3.1     --     Articles of Incorporation of Tech-Sym, as amended (filed as
                    Exhibit 3(a) to Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference).

     3.3     --     Bylaws of Tech-Sym, as amended (filed as Exhibit 3(b) to
                    Tech-Sym's Annual Report on Form 10-K for the year ended
                    December 31, 1993 and incorporated herein by reference).

     4.1     --     Amended and Restated Rights Agreement dated as of June 1,
                    1988, between Tech-Sym and Continental Stock Transfer and
                    Trust Company, as Rights Agent (filed as Exhibit 4(a) to
                    Tech-Sym's Annual Report on Form 10-K for the year ended
                    December 31, 1993 and incorporated herein by reference).

    *5.1     --     Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

    *8.1     --     Opinion of Baker & Botts, L.L.P. as to certain federal
                    income tax matters.

   *23.1     --     Consent of Ernst & Young LLP, Independent Auditors

   *23.2     --     Consent of Independent Accountants

   *23.3     --     Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

   *23.4     --     Consent of Baker & Botts, L.L.P. (included in Exhibit 8.1).

    24.1     --     Powers of Attorney (included in Part II of this Registration
                    Statement as originally filed).
- ------------
* Filed herewith.
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